SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(As Amended)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 1996

         		ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)




	         Tennessee
(State or other jurisdiction of incorporation)

 0-14714
(Commission File Number)

		62-0873631
(IRS Employer Identification No.)


       4101 Jerome Avenue
    Chattanooga, Tennessee 37407
(Address of Principal Executive Offices)

              (423) 867-4210
(Registrant's telephone number, including area code)


Page 1 of 7 Pages
The Exhibit Index is located on Page 5.

Item 5.	Other Events.

Astec Industries, Inc. (the "Company") has determined that it will no longer fund the operations of Astec-Europa GmbH, its wholly owned subsidiary engaged in the manufacture and sale of asphalt plants and certain related equipment in Hasselroth, Germany, as the result of operating losses incurred by Astec-Europa during the period ended December 31, 1995. Given the current negative net worth of Astec-Europa, on February 9, 1996 its management was required by German law to file a request for bankruptcy in Germany.

A copy of the press release issued by the Company with respect to this event is filed herewith as Exhibit 21 and is incorporated herein by reference. This press release corrects the net income and earnings per share information for the period ended December 31, 1995 previously disclosed by the Company in its press release of February 20, 1996.


Item 7.	Financial Statements, Pro Forma Financial

Information and Exhibits.

	21	Press Release, dated February 28, 1996.



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	ASTEC INDUSTRIES, INC.


Date:  March 14, 1996	                    By:	  		/s/ J. Don Brock
                             	                    President and Chairman
                                                  of the 	Board


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

Exhibits TO CURRENT REPORT ON FORM 8-K/A

Dated February 9, 1996
(As Amended)
	ASTEC INDUSTRIES, INC.

INDEX TO EXHIBITS                                         	Sequential
                                                          Exhibit	Page No.

21	Press Release, dated February 28, 1996.

EXHIBIT 21
Form of Press Release

							For Additional Information Contact:  Albert E. Guth, Sr. Vice President
							Phone:                               (423) 867-4210


ASTEC INDUSTRIES INC. ANNOUNCES 1995 CHANGE IN NET INCOME

Chattanooga, Tennessee, February 28, 1996.    Astec Industries, Inc.
(OTC) today announced it has increased net income for the year ended December 31, 1995 to $4,560,000 from $2,340,000 as previously reported on February 20, 1996.  This change increases earnings to $.45 per share from $.23 per share for the year. The addition of $2,220,000 also increases the earnings as previously reported for the quarter ended June 30, 1995, increasing net income to $4,730,000 from $2,510,000 as previously reported on July 24, 1995. As a result of additional financial analysis of the sale of Wibau-Astec it was discovered that the gain on the sale of Wibau-Astec was understated.

The Company will file the appropriate reports with the Securities and Exchange Commission and with NASDAQ.

Astec Industries, Inc., a manufacturer of asphalt mixing plants, paving equipment, heat transfer equipment, aggregate crushing equipment, excavating and trenching equipment, asphalt recycling equipment, and soil remediation equipment is traded over-the-counter and is reported on the NASDAQ National Market under the symbol ASTE.